EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that the undersigned, being trustees, officers, or advisers of StepStone Private Equity Strategies Fund, hereby constitutes and appoints each of Kimberly Zeitvogel, Dean Caruvana and Tim Smith with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a(n) trustee, officer, or adviser of StepStone Private Equity Strategies Fund, any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the U.S. Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by me.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 14th day of August, 2025.

/s/ Tim Smith	Vice President
Tim Smith

/s/ Dean Caruvana	Secretary & Chief Compliance Officer
Dean Caruvana

/s/ Kimberly Zeitvogel	Treasurer & Principal Financial Officer
Kimberly Zeitvogel

/s/ Thomas Keck	Portfolio Manager
Thomas Keck

/s/ Michael Elio	Portfolio Manager
Michael Elio

[Signature Page to STPEX Section 16 POA]